SIMULCASTING SERVICES AGREEMENT

         AGREEMENT made this 24th day of February, 1998, by and between AUTOTOTE COMMUNICATION SERVICES, INC. with its principal place of business at 100
Bellevue Road, P.O. Box 6009, Newark, DE 19714-6009 (hereinafter referred to as "ACSI") and SAM HOUSTON RACE PARK, LTD., (hereinafter referred to as
"SHRP") with its principal place of business at One Sam Houston Place, P.O.
Box 2323, Houston Texas  77252-2323.

WITNESSETH:

         WHEREAS SHRP wishes to grant and ACSI wishes to acquire the right to disseminate live audio-visual telecasts of races on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.  LICENSE

         SHRP hereby grants to ACSI, and ACSI hereby accepts from SHRP the right and license (the "License") to disseminate live audio-visual telecasts of races via satellite transmission (the "Simulcasts") from SHRP ("Track"), solely to tracks (including the Track) and other authorized off-Track sites (collectively, "End Users") in the United States and internationally.

2.  THE SIMULCASTS

         The simulcasts shall consist of telecasts of all live races on which betting is conducted at the Track on all days set forth on its respective Schedule A hereto (each such scheduled day's races in totality being referred to as a "Card").

         The normal Simulcast race schedule at the Track during the term of this Agreement is set forth on the Schedule A attached hereto. ACSI acknowledges that the Track may need to reschedule race days and times. The Track will notify ACSI in writing at least 20 days in advance as to any change in the schedule of race dates or transmission times. If less than 20 days notice is received, ACSI will use its commercially reasonable efforts to accommodate the Track's requirements provided that the Track will pay any additional direct costs incurred by such change. In addition, if ACSI incurs additional charges including, without limitation, additional transponder time and/or personnel overtime due to acts of, or on behalf of, the Track, including, without limitation, charges resulting from races running longer than usual, the Track shall pay to ACSI such reasonable additional charges upon receipt of billing and any reasonably requested documentation.

3.  PROVISION OF SIGNAL;  SIMULCAST SECURITY;  DUTIES OF ACSI AND THE TRACK

         a. ACSI shall furnish satellite uplink transmission facilities and uplink services, including one trained operator and a compressed video channel service on Galaxy 6 or equivalent C-band satellite for each
Card and shall be responsible, at its sole cost and expense, for the transmission of the Simulcast signal at the Track, and for the compression, encoding, uplinking and satellite transmission of the Simulcast to downlink
facilities of End Users.    Onsite facilities shall include an encoder,
C-Band antenna, a fully redundant C-Band transmitter and such other equipment necessary to provide the uplink services. ACSI shall transmit Simulcast signals and shall take such actions as are reasonably necessary, whether by coded transmission or otherwise, to ensure that, during the term hereof, no unauthorized person or entity shall tap, cut into, alter or misappropriate the Simulcast signal to the downlink facility. ACSI shall not be responsible for the production, programming or content of the Track's signal.



         b. ACSI shall obtain all permits and licenses necessary to perform the services and otherwise provide the services in compliance with all applicable local, state and federal laws, including, without limitation, licenses and permits required by the FCC.

         c. ACSI shall provide all necessary system integration, operation and maintenance of satellite transmission systems in accordance with FCC and other applicable rules and regulations.

         d. ACSI shall provide all necessary system integration, operation and maintenance of video compression systems in accordance with the Track's requirements and specifically to meet or exceed broadcast television standards as outlined in specifications RS-170A for video/audio signals and RS 250-C for satellite transmission parameters.

         e. ACSI shall provide all necessary facilities management including transponder inventory, uplinkfacility and human resource management/scheduling. The operator shall be onsite at the Track two hours prior to the start of the first post time.

         f. ACSI shall provide all necessary (i) network management (where requested or required), which includes, but is not limited to the inventory, distribution and maintenance of IRD population (ii) and satellite network operations management, which includes, but is not limited to uplink facility operation and maintenance.

         g. ASCI shall provide all satellite network maintenance on site at the Track. ACSI shall bear the cost of shipping and receiving components located in the uplink unit in the event any components must be sent to ACSI's repair facility.

         h. ACSI agrees that all employees hired by ACSI in connection with the Track shall be licensed under Section 305, Subchapter B, of the Texas Racing Commission Rules (the "Rules"), shall at all times while working at the Track prominently display its license badge and otherwise comply with all rules and regulations of the Texas Racing Commission.

         i. If employees hired by ACSI shall possess or have present in his or her system while performing his or her duties at the Track, a "dangerous drug" as defined in Section 311, Subchapter C of the Rules, in violation of those Rules, then, said conduct shall be grounds for immediate termination of that employee's employment at the Track. Employees shall submit to drug and alcohol testing as required by said Rules.

         j. The Track will furnish or cause to be furnished at its own expense the following:

         1. On site production facilities for, and production of, the audio/ visual coverage of each Card including any necessary cameras, audio equipment, tape recorders and playback machines, monitors, test equipment, terminals and other associated technical equipment required to produce a broadcast standard signal that meets or exceeds the technical requirements of the FCC and any common carrier that operates the satellite being used for the transmission of the Simulcasts;

         2. All necessary production and technical personnel required to produce the audio/visual coverage of the Cards and to operate and maintain the origination and recording equipment;

         3. Two telephone lines installed at the uplink unit to be used for business communications by the uplink operator;

         4.  Sufficient power to operate and maintain the uplink;

         5. Adequate space at an appropriate site within the Track for the location of the uplink facilities. Said designated site shall permit and allow the transmission of the Simulcast signal without interference and shall be in close proximity to the production unit;

         6. Two audio and two video cables (primary and secondary) between the Track's production unit and the uplink facilities;

         7. Security at the Track in accordance with the Track's normal security procedures to protect ACSI's facilities and equipment at all times.

4.  THE FEE

         a. In consideration of the facilities and services to be provided by ACSI during the term hereof, the Track shall pay to ACSI a fee (the "Fee") of One Thousand, One hundred seventy five dollars ($1175) per Card during the term of this agreement. In the event of racing being canceled due to national emergency, inclement weather, labor dispute, fire, failure of equipment, or other similar occurrence beyond the reasonable control of ACSI or the Track (a "Force Majeure Event"), the Fee will be reduced to 75% or Eight Hundred Eighty dollars ($880) per canceled card during the continuance of the Force Majeure Event but not to exceed thirty days. In the event of such Force Majeuer Event(s), ACSI will use reasonable efforts to resell the transponder time allowed the Track pursuant to this Agreement and if successful in doing so, ACSI will credit the Track any such amounts received during the period of the Force Majeure Event(s), not to exceed thirty days.

         The above fees are based in part upon a reservation of six (6) hours of compressed transponder time for each Card during the term of this Agreement as set forth on Schedule A hereto. Any extended use of facilities and services, if available, in excess of such reserved time will be billed to the Track in quarter hour increments at the rate of $87.00 for each additional fifteen minutes (or portion thereof) of usage.

         If ACSI does not, due to acts and omissions of ACSI other than a Force Majeure Event (including satellite pre-emption), transmit an entire Card, ACSI shall pay to the Track an amount equal to the difference of the revenues the Track would have received had ACSI transmitted the entire Card.
Notwithstanding the foregoing, ACSI's liability is limited to $50,000 during the term of this Agreement. If such liability limitation is exceeded during the term of this Agreement, the Track has the right to terminate the Agreement.

         b. The Track shall be billed weekly at the beginning of each week for the previous week's scheduled cards and payment will be due net thirty days upon receipt of billing. In the event a credit or surcharge is due, pursuant to the provisions of paragraph 4.a, these will be reflected within the subsequent two billings.

         If the Track fails to remit payments when due, the Track will pay a finance charge at the rate of one (1%) percent per month on all unpaid charges that are in excess of forty five days past due.

         If the Track fails to remit payment of any invoice within forty five days of the receipt of such invoice, ACSI may, upon ten days prior written notice to the Track, discontinue providing facilities and services to the Track as herein provided, except that if the Track remits payment of such unpaid charges to ACSI within said ten day period, such facilities and services will continue to be provided by ACSI as though no breach had occurred.

         d. ACSI agrees that no racetrack provided satellite broadcast services by ACSI of a comparable size in terms of number of annual race days and average number of IRDs will be afforded a contractual arrangement more favorable than that of the Track. The Track agrees that ACSI IRDs located in the New York State Off Track Betting Corporations will not be used for analysis of comparable size of average number of IRDs for the purpose of adhering to or adjudicating this provision.

5.  END USERS:  INTEGRATED RECEIVER/DECODERS

         a. The Track retains the sole right, authority and license to negotiate and enter into contracts with End Users which shall authorize such End Users to downlink and commercially display the Simulcasts ("End User Agreements"). All proceeds or consideration received by the Track pursuant to End User Agreements shall be the sole property of the Track, and ACSI shall have no claim to any such proceeds or consideration, except IRD rental fees as described in 5.d., 5.e., 5.f. and 5.g. below. ACSI shall refrain from all direct or indirect interference with such contracts or contractual negotiations which the Track may undertake in accordance with the foregoing provisions.


b. All End User Agreements shall provide that (i) the End Users shall, at their sole cost and expense, downlink and commercially display the Simulcast only to authorized End Users, (ii) in no event shall any End User utilize or transmit the Simulcast except as expressly permitted by the laws, rules and regulations of its respective State or any governmental body with jurisdiction over such End User, ACSI, or the Simulcast, (iii) the End Users shall take all steps as are reasonably necessary to insure that no unauthorized person or entity shall tap, cut into, alter or misappropriate the Simulcast signal from the time the signal is received by the downlink facility and (iv) payment will be made to ACSI for IRD rental fees as described in 5.d., 5.e., 5.f. and 5.g. below.

         c. In addition to the facilities and services described above, ACSI shall also furnish all necessary Integrated Receiver/Decoders (IRDs) required by the Track at each End User site that has been authorized by the Track to receive and commercially display the Simulcast. Attached to this Agreement as Schedule B is a list of such End User sites for the Track. The Track may add sites to its Schedule B upon 3 day's prior written notice to ACSI but shall not move any IRD from its End User sites as set forth on said schedule without the prior written consent of ACSI.

d. ACSI will provide the IRDs to the Track's authorized End Users at a monthly rental rate determined by the Track and billed by ACSI directly to the End Users. ACSI will provide fifteen (15) IRDs to the Track for use in the State of Texas only at no charge. In each case, the End User shall be responsible for all IRD shipping charges incurred between the Track's authorized End
Users and ACSI or its authorized shipping and receiving agent or between ACSI and End Users so long as the Track's simulcast contract with the End Users stipulates that the End User shall be responsible for such shipping costs.
In the absence of such stipulation, the Track agrees to pay shipping costs both ways on behalf of the End Users. Of such rental fee, during the period of the Track's live meets only, ACSI will remit to the Track, all paid individual IRD rental fees per month in excess of $150 in the form of a credit to the uplink invoice, the reconciliation of such rental fees due the Track to be provided at the end of each respective race meeting during the term of this Agreement. The Track will pay to ACSI the difference of any IRD monthly rental rates determined by the Track to be less than $150 per month and will be reconciled against the monthly credit given to the Track. Notwithstanding the foregoing, if at the time that an End User Agreement becomes effective, if such End User is already using a compatible IRD furnished by ACSI, ACSI may allow use of such IRD by the End User for the reception of the Track's signal as well, but the End User(s) shall pay to ACSI a piggyback services fee of $100 net per each such End User per month subject to permission of ACSI, which will not be unreasonably withheld. No
IRD rental revenue from such piggybacked IRDs will be credited to SHRP and SHRP will not be financially responsible to ACSI for the difference less than $150 per month. A list of such piggyback End Users must be provided to ACSI ten days before the beginning of each successive race meeting during the term of this Agreement and on an ongoing basis during each race meet detailing those IRDs to be authorized or de-authorized for use for that coming month.

e. Rates quoted for IRD rental charges and piggyback fees are minimum monthly charges based on use in a calendar month or any part thereof. IRD rental charges and piggyback fees will be billed at the beginning of a calendar month for that month's usage. Additional charges or fees for End Users scheduled and placed in-service during a month will be billed in the following month.

If the End User fails to remit payments when due, the End User will pay a finance charge at the rate of one and one half percent (1 -1/2%) per month on all unpaid charges that are in excess of thirty days past due. All payments received from the End User will first be credited to any of the End User's unpaid finance charges and the balance of such remittance, if any, shall be credited to its open unpaid charges. In the event that collection or legal costs are incurred relative to unpaid charges, the End User shall be liable for reasonable costs directly associated therewith.

f. All IRDs provided to the Track and the End Users shall remain at all times the property of ACSI and shall be returned by the Track and the End Users (all shipping and packaging prepaid) to ACSI's place of business or other United States location designated by ACSI within 10 days of the completion of the current meet at the Track, or upon expiration or termination of this Agreement, in the same condition as received, reasonable wear and tear excepted. If the Track or other End User fails to return the IRDs within 10 days, ACSI will send notice of such to the Track and End User and the Track or other End User will pay to ACSI a fee of $10.00 per day beyond the 10 days, until such time as proof that the IRD is returned is supplied to ACSI or the IRD is declared lost. In the event that the Track or other End User returns an IRD in an damaged condition, the Track or other End User shall pay to ACSI the cost of the repair of the IRD plus a service fee of $200.00. In the case that an IRD is lost or damaged such that it cannot be repaired, the Track or other End User will pay to ACSI a "lost or damaged decoder" fee of One Thousand Seven Hundred fifty dollars ($1750.00) per IRD.

g. All quoted rates are net of any applicable sales tax or use taxes which may be imposed during the term of this Agreement.

6.  TERM

         The term of this Agreement shall be a period of time commencing on April 6, 1998 and continue throughand including April 5, 2000 unless sooner terminated with the provisions hereof.

         The Track hereby grants to ACSI the exclusive right of refusal with reference to a simulcasting services agreement for the period commencing January 1, 2000 and ending December 31, 2002 (the "Extended Term"). The term "right of refusal" as used herein shall mean ACSI's right to accept the same material terms and conditions that the Track has been able to negotiate with one or more third parties for the services and facilities to be provided during the Extended Term. ACSI shall have a period of five (5) business days commencing on the first business day after ACSI receives written notice from the Track of the details of such material terms and conditions together with the Track's acknowledgment that they are willing to accept such proposed terms and conditions in which to exercise its right of refusal. If ACSI elects not to, or fails to, exercise its right of refusal as provided herein, the Track shall be free to enter into an agreement with such third party on such material terms and conditions, provided, however, that if the Track fails or refuses for any reason whatsoever to enter into an agreement with said third party or parties on terms and conditions consistent in all material respects with those set forth in the notice to ACSI, ASCI's right of refusal shall continue and shall apply to any arrangements negotiated or agreed upon with such third party or other third parties for the provision of facilities and services during the Extended Term.

7.  INDEMNIFICATION

         a. SHRP, its successors and assigns shall jointly and severally indemnify, defend and hold harmless ACSI, its directors, officers, shareholders, representatives, employees, successors and assigns from and against all liabilities, obligations, costs and expenses (including, without limitation, reasonable legal fees and expenses) suffered or paid as a result of any claims, demands, actions, causes of action, or suits, of whatever nature, arising under or in connection with: (i) the Track's breach or alleged breach of any representation, warranty, undertaking or agreement hereunder; (ii) the Track's performance or nonperformance of its obligations hereunder or its distribution of the Simulcast or use of the transponder time other than in accordance with the terms of this agreement; (iii) the failure of the Track to comply with all laws, rules or regulations promulgated by any governmental body having jurisdiction over the Track or the Simulcasts; or
(iv) any other negligent acts or omissions of, or attributable to, the Track in connection herewith.

         b. ACSI, its successors and assigns, shall indemnify, defend and hold harmless SHRP, its directors, officers, shareholders, representatives, employees, successors and assigns from and against all liabilities, obligations, costs and expenses (including, without limitation, reasonable legal fees ands expenses) suffered or paid as a result of any claims, demands, actions, causes of action, or suits, of whatever nature, arising under or in connection with (i) ACSI's breach or alleged breach of any representation, warranty, undertaking or agreement hereunder; (ii) ACSI's performance or nonperformance of its obligations hereunder; (iii) the failure of ACSI to comply with all laws, rules or regulations promulgated by any governmental body having jurisdiction over ACSI or the Simulcasts; or (iv) any other acts or omissions, or attributable to, ACSI in connection herewith.

         Notwithstanding any other provision of this Agreement, ACSI shall not be liable to SHRP for any direct, incidental or consequential damages due to, caused by or resulting from the temporary or permanent pre-emption, failure or interruption (in whole or in part) of Simulcast services, the quality of the transponder service provided or ACSI's inability to provide the transponder time reserved pursuant to this Agreement due to a Force Majeure
Event,   In the event of a satellite transponder preemption, ACSI shall make reasonable efforts to secure satellite time on another transponder.

         c. The respective indemnities set forth above shall survive the expiration, termination or suspension of this Agreement.

8.  REPRESENTATIONS AND WARRANTIES OF SAM HOUSTON RACE PARK

         The Track hereby represents and warrants that:

         a. SHRP is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Texas.

         b. The Track has full power and authority to execute this Agreement and the execution and performance of this Agreement by the Track does not and will not violate any provision of its charter, by laws or any contract to which it is a party or by which it may be bound;

         c. The Track has been granted all the necessary authority, license, permits and releases required to transmit and distribute the Simulcast signals as contemplated herein, and has received or will receive prior to the effective date of this Agreement, the permission of the State of Texas Racing Commission and/or any other government authorities which have jurisdiction over the transmission and reception of the Simulcast signals within their respective jurisdictions.

9.  REPRESENTATIONS AND WARRANTIES OF ACSI

         ACSI hereby represents and warrants that:

         a. ACSI is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

         b. ACSI has full power and authority to execute this Agreement, and the execution and performance of this Agreement by ACSI does not and will not violate any provision of its charter, by laws or any contract to which it is party or by which it may be bound;

         c. ACSI has obtained or will obtain all necessary licenses, permits and authorization required by any governmental body having jurisdiction over ACSI and its activities in connection with its transmission of the Simulcast.

10.  EVENTS OF DEFAULT;  REMEDIES; TERMINATION

         a. ACSI shall be in default hereunder and the Track shall have the right to terminate this agreement upon notice to ACSI if (i) ACSI shall be in breach of any representation or warranty set forth in Section 9 hereof; of (ii) ACSI shall be in breach of any other covenant set forth herein, which breach continues without ACSI commencing in good faith to remedy such breach for 5 days following delivery by the Track to ACSI of notice thereof.

         b. The Track shall be in default hereunder and ACSI shall have the right to terminate this Agreement upon notice to the Track if (i) the Track shall fail to pay to ACSI any Fees or other charges imposed by ACSI on the Track when and as due and the expiration of any applicable cure periods; (ii) the Track shall breach any representation or warranty set forth in Section 8 hereof; or (iii) the Track shall breach any other provision of this Agreement, which breach continues without the Track commencing in good faith to remedy such breach for 15 days following the delivery of ACSI to the Track of written notice thereof, provided if the Track is diligently prosecuting said cure or remedy, it shall have commercially reasonable time beyond said 15 days.

         c. If any governmental agency or body or any other entity with jurisdiction over the Track, ACSI, the Simulcasts or the activities of either party in connection therewith, direct the Track or ACSI to terminate the Simulcasts, for whatever reason, this Agreement shall terminate and neither party shall have any further obligation hereunder except for the Track's obligation to pay any fees or other charges for services performed or facilities and/or equipment furnished prior to the date of such termination and the obligation for the Track to return all equipment furnished by ACSI in good condition and except for the obligation of the Track and ACSI to indemnify each other in accordance with Section 7 of this Agreement.

11.  INSURANCE

        a. ACSI shall secure and maintain with one or more insurance companies, satisfactory to SHRP, the following insurance:

         1. Worker's Compensation covering all employees of ACSI in accordance with the laws of the State of Texas, including employer's liability, in an amount not less than $1,000,000, including coverage for occupational diseases.

         2. Comprehensive General Liability with limits of not less than $1,000,000 combined single limit including liability a contractual liability endorsement covering the indemnifications by ACSI to SHRP under this Agreement.

         b. A certificate for all insurance to be obtained by ACSI shall be delivered by ACSI to SHRP and shall include an endorsement that SHRP will be given at least 30 days prior written notice of cancellation or any material change in coverage and name SHRP as an "Additional Insured" with respect to the Comprehensive General Liability.

         c. Neither SHRP or ACSI shall be liable (by way of subrogation or otherwise) to and hereby waives its rights against the other parties (or to any insurance company insuring the other parties) for any loss or damage covered by insurance to the extent of that coverage only required to be carried by that party as provided in this Agreement.

12.  GENERAL

         a. SHRP shall not have the right to sell, lease, license, assign, barter, give, transfer or otherwise dispose of all or any portion of its right to use the transponder time or any other Simulcast facilities or services reserved, except as herein provided and under identical fee structures, terms and conditions of this contract, nor to change the location of any IRD provided hereunder without, in each case, the prior written consent of ACSI.

         b. This Agreement may not be modified except by written Amendment signed by all parties.

         c. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas applicable to contracts made and to be entirely performed therein without reference to its conflict of laws principles.

         d. This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements with respect to such subject matter.

         e. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         f. Delivery of all notices, invoices or communications provided for herein shall be sufficient ifmade in person or after three days if mailed by first class registered or certified mail, return receipt requested and postage paid to the parties at their addresses set forth below or at such other addresses as they may designate by notice in accordance with this paragraph.

            TO ACSI:                  Autotote Communications Services, Inc.
                                      100 Bellevue Rd.
                                      Newark, Delaware  19714
                                      Attn:  Mark Sillcox, President


           TO SHRP:                  Sam Houston Race Park, Ltd.
                                     One Sam Houston Place
                                     Houston, Texas  77252-2323
                                Attn:  Robert L. Bork, Senior Vice President

                 With a copy to:           MAXXAM, Inc,
                                           5847 San Felipe
                                           Suite 2600
                                           Houston, Texas  77057
                                           Attn:  Byron L. Wade

         g. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         h. No course of dealing between the parties or any delay on the part of any party in exercising any rights hereunder shall operate as a waiver of any rights of such party, except to the extent expressly waived in writing by such party.

         i. ACSI has the right to refuse to perform any of its obligations under this Agreement if, in its opinion, such performance violates or aids in the violation of any law, regulation, or satellite license agreement governing ACSI, SHRP, an End User or the Simulcast.

        j. This Agreement may be executed in one or more counterparts, each of which shall, for all purposes, deemed an original, but all of such counterparts shall constitute one and the same instrument.

         k. Except as expressly provided in this Agreement (including Section 4a.), neither ACSI nor the Track shall be responsible for or deemed to be in default under this Agreement on account of delays in performance or failure to perform due to causes beyond it control and not occasioned by its fault or negligence, including, but not limited to, civil war, insurrections, strikes or other labor disputes, disputes with the Texas Horse Breeder's Association or similar associations, riots, fires, floods, hurricanes, interplanetary or atmospheric conditions, satellite pre-emption, explosions, earthquakes, accidents, any act, demand, requirement priority or war activities of government including the Texas Racing Commission, allocation regulations or orders of government affecting materials; acts of God or the public enemy, delay in transportation, shortage of fuel or other materials, epidemics, quarantine restrictions, embargo (collectively "Force Majeure").

         l. In the event the Track shall forfeit or for any reason no longer owns the rights to the Class I horse racing license issued by the Texas
Racing Commission (the "Commission") or sells a controlling interest in the Track, SHRP shall have the right to terminate this Agreement by giving not less than 30 days notice of termination to ACSI, in which case SHRP shall be automatically released from all further liability under this Agreement, after the expiration of the 30 day period.

         m. If any of the provisions of this Agreement is or becomes invalid, illegal or unenforceable, the validity, legality or unenforceability of the remaining provisions shall not in any way be affected or impaired. Notwithstanding the foregoing, the parties shall thereupon negotiate in good faith in order to agree to the terms of a mutually satisfactory provision, achieving as nearly as possible the same commercial effect to be substituted for the provision(s) so found to be void or unenforceable.

         n. SHRP's obligations under this Agreement are subject to and conditioned upon approval by the Texas Racing Commission in accordance with the provisions of the Texas Rules of Racing (the "Rules") included in the Laws and Rules Governing Pari-Mutuel Racing and any other applicable sections and ACSI agrees to provide any information reasonably requested by the commission so as to facilitate the approval of this Agreement.
ACSI recognizes that this Agreement is subject to approval by the Commission and that this Agreement shall be deemed void ab initio if it is not approved by the Commission.


IN WITNESS WHEREOF, the parties have hereunto set forth their respective hands and seals as of the date first written above,




Autotote Communication Services, Inc.              Sam Houston Race Park, Ltd.





By:/s/Mark Silcox                                  By:Robert Bork


















SCHEDULE A

SHRP Transmission Schedule




Racing Simulcast Dates






Transmission Times


Matinees


Evenings


Special











SCHEDULE B

SHRP IRD Sites



Site Name        Address                   Telephone            Contact Person